Exhibit 5.1
July 26, 2007
New 360
2777 North Ontario Street
Burbank, California 91504
     Re:    Registration Statement on Form S-1 — Registration No. 333-144547
Ladies and Gentlemen:
     We have acted as counsel to New 360, a California corporation (“New 360”), in connection with the preparation and filing of a Registration Statement on Form S-1, as amended through the date of this opinion letter, Registration No. 333-144547, including the exhibits that have been filed therewith (the “Registration Statement”), that New 360 has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the distribution by Point.360, a California corporation (“Point.360”), to its shareholders on a pro rata basis of up to 12,166,909 shares of the common stock, no par value (the “Shares”), of New 360, which is currently a wholly owned subsidiary of Point.360. This opinion letter is being given to you pursuant to your request.
     As a basis for rendering our opinion expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) New 360’s Articles of Incorporation and Bylaws, each as amended to date; (iii) resolutions of New 360’s Board of Directors and of Point.360’s Board of Directors pertaining to the Registration Statement and related matters; and (iv) such certificates of public officials and officers of New 360 and Point.360 and other documents as we have considered necessary or appropriate as a basis for rendering our opinion.
     With your permission, in order to render our opinion, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate. Among other things, we have made and are relying upon the following assumptions, all without any independent investigation or inquiry by us:
     A. All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic.
     B. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of New 360 and Point.360 that we have examined are true and correct, and all factual representations and other statements regarding factual matters that are contained in the Registration Statement are true and correct.

New 360
July 26, 2007

     C. New 360 will issue the Shares to Point.360 in accordance with the terms and conditions of the Registration Statement, and Point.360 will subsequently distribute the Shares to its shareholders in accordance with the terms and conditions of the Registration Statement.
     We neither express nor imply any opinion as to the laws of any jurisdiction other than applicable statutory provisions of the General Corporation Law of the State of California (including applicable rules and regulations promulgated under the California General Corporation Law and applicable reported judicial and regulatory determinations interpreting the California General Corporation Law). We neither express nor imply any opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.
     This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions, and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinion, including, without limitation, future changes in applicable law.
     Based upon and subject to all of the foregoing, we are of the opinion that the Shares will be validly issued, fully paid, and non-assessable following the issuance of the Shares by New 360 to Point.360, and the subsequent distribution of the Shares by Point.360 to its shareholders, in accordance with the terms and conditions described in the Registration Statement.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Troy & Gould PC

TROY & GOULD PC